                                                                    EXHIBIT 23.4

     We hereby consent to the use of our opinion letter dated June 13, 1994 to Charles F. Dolan and Cablevision Systems Boston Corporation, the general partners of Cablevision of Boston Limited Partnership included as Appendix A to the Consent Solicitation Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          PAINEWEBBER INCORPORATED

                                          By:       /s/ David M. Reed, Jr.
                                             -----------------------------------
                                                     David M. Reed, Jr.
                                                     Managing Director

September 13, 1995
New York, New York